EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD S. WARD and MARGARET M. FORAN, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of ITT Corporation pursuant to Section 13 of the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                           Title                     Date
          ---------                           -----                     ----


     /s/ Rand V. Araskog            Chairman, Chief Executive      March 4, 1997
 --------------------------                and Director
       Rand V. Araskog
(Principal executive officer)


      /s/ Ann N. Reese               Executive Vice President      March 4, 1997
 --------------------------        and Chief Financial Officer
        Ann N. Reese
(Principal financial officer)


    /s/ Bette B. Anderson                    Director              March 4, 1997
 --------------------------
      Bette B. Anderson


   /s/ Nolan D. Archibald                    Director              March 4, 1997
 --------------------------
     Nolan D. Archibald


    /s/ Robert A. Bowman            President, Chief Operating     March 4, 1997
 --------------------------            Officer and Director
      Robert A. Bowman


    /s/ Robert A. Burnett                    Director              March 4, 1997
 --------------------------
      Robert A. Burnett


    /s/ Paul G. Kirk, Jr.                    Director              March 4, 1997
 --------------------------
      Paul G. Kirk, Jr.


     /s/ Edward C. Meyer                     Director              March 4, 1997
 --------------------------
       Edward C. Meyer


   /s/ Benjamin F. Payton                    Director              March 4, 1997
 --------------------------
     Benjamin F. Payton

        /s/ Vin Weber                        Director              March 4, 1997
 --------------------------
          Vin Weber


    /s/ Margita E. White                     Director              March 4, 1997
 --------------------------
      Margita E. White


 /s/ Kendrick R. Wilson III                  Director              March 4, 1997
 --------------------------
   Kendrick R. Wilson III